EXHIBIT 10.2

WAIVER

This WAIVER, dated as of December 16, 2009 (this “Waiver”), is made with respect to the Purchase Agreement, dated as of November 2, 2009 (the “Agreement”), by and among Global Telecom & Technology Americas, Inc., GTT-EMEA, Limited, WBS Connect, L.L.C., TEK Channel Consulting, LLC, WBS Connect Europe Ltd., Scott Charter and Michael Hollander.  Any capitalized terms used but not defined in this Waiver have the respective meanings set forth in the Agreement.

RECITALS

A.           Under Section 1.5(a)(x) of the Agreement, the Sellers are required to deliver to the Purchaser and Purchaser Europe at the Closing employment agreements between the Purchaser and each of Greg Sadler, Chad Jensen and Jake Cummins, duly executed by such individuals, on the terms and conditions set forth therein.

B.           Under Section 10.5 of the Agreement, the Purchaser may waive any provision of the Agreement on behalf of itself and Purchaser Europe.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Agreement, it is agreed as follows:

1.           Waiver.  The Purchaser hereby waives Section 1.5(a)(x) of the Agreement solely with respect to Chad Jensen and Jake Cummins.

2.           Scope of Waiver.  This Waiver relates solely to Section 1.5(a)(x) of the Agreement with respect to Chad Jensen and Jake Cummins as described in Section 1 hereof and does not constitute a waiver of any other provision of the Agreement or of Section 1.5(a)(x) of the Agreement with respect to Greg Sadler.

3.           GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

4.           Counterparts; Facsimile Transmission.  This Waiver may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Copies of executed signature pages to this Waiver delivered by facsimile transmission shall be considered duly delivered and valid and effective for all purposes.

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IN WITNESS WHEREOF, this Waiver has been executed as of the date written above.

THE PURCHASER:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:	/s/ Chris McKee
Name: Chris McKee
Title: Secretary and General Counsel